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                            [ARTHUR ANDERSEN LOGO]



                                                                     Exhibit 15

                          LETTER REGARDING UNAUDITED

                        INTERIM FINANCIAL INFORMATION


     We are aware that HBO & Company has incorporated by reference in this Form S-8 Registration Statement, its Form 10-Q for the quarters ended March 31, 1998 and June 30,1998, which includes our reports dated May 6, 1998 and July 20, 1998, respectively, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933 (the "Act"), those reports are not considered to be a part of the Registration Statement prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

/s/ Arthur Andersen LLP
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Atlanta, Georgia
October 1, 1998